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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2004

ENDWAVE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-31635	95-4333817
(Commission File No.)	(IRS Employer Identification No.)

776 Palomar Avenue
Sunnyvale, California 94085
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (408) 522-3100

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01. NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.
SIGNATURES

ITEM 3.01. NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

(a)	Nasdaq Notice of Technical Listing Violation Received; Violation Has Been Fully Corrected.

     On September 23, 2004 Endwave Corporation (the “Company”) received written notice from Nasdaq indicating that the Company was out of compliance with Nasdaq’s audit committee requirement as set forth in Marketplace Rule 4350 and indicating that the Company would be provided a cure period until the Company’s next annual stockholder meeting. This notification regarding the Company’s failure to satisfy a continued listing rule was due to the audit committee only having two members, resulting from the recent resignation of Randolph Blotky from the Company’s board of directors.

     The Company’s board of directors has appointed Carol Herod Sharer, an existing director, to the Company’s audit committee. The Company’s audit committee is now comprised of three independent directors and the Company is in compliance with Marketplace Rule 4350. The Company’s board of directors had identified Ms. Sharer to replace Mr. Blotky on the audit committee immediately upon Mr. Blotky’s resignation. The Company’s audit committee took no formal action between the date of Mr. Blotky’s resignation and Ms. Sharer’s appointment.

     By written confirmation received September 29, 2004, Nasdaq agreed that the Company corrected the instance of noncompliance noted in its September 23 letter.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDWAVE CORPORATION
Dated: September 28, 2004	By:	/s/ Julianne M. Biagini

Julianne M. Biagini
	Title:	Senior Vice President and Chief Financial Officer